Exhibit 10.3

JOINDER TO LETTER AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

September 8, 2023

Reference is made to that certain Purchase Agreement, dated as of September 8, 2023 (the “Agreement”), by and among Templar, LLC (“Acquirer”), Apx Acquisition Corp. I (the “Company”) and APx Cap Sponsor Group I, LLC (the “Sponsor”), pursuant to which Acquirer shall acquire certain securities of the Company from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, the Acquirer hereby agrees, as of the date first set forth above, that the undersigned (i) shall become a party to that certain Letter Agreement, dated December 6, 2021 (as it exists on the date of the Agreement, the “Letter Agreement”), by and among the Company, the Sponsor, officers and directors of the Company, and the other stockholders of the Company signatory thereto, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Founder Shares purchased pursuant to the Agreement (the “Assigned Securities”); and (ii) shall become a party to that certain Registration Rights Agreement, dated December 6, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other stockholders of the Company signatory thereto, and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of the Company issued or issuable with respect to any such Assigned Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained in the Letter Agreement (to the extent applicable to the Acquirer) and the Registration Rights Agreement, is between the Company and the Acquirer, solely, and not between and among the Acquirer and the other shareholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

Templar, LLC

By	/s/ Kyle Bransfield
Name:	Kyle Bransfield
Title:	Managing Member

ACKNOWLEDGED AND AGREED:

APX ACQUISITION CORP. I

By	/s/ Daniel Braatz
Name:	Daniel Braatz
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDERS:

APX Cap Sponsor Group I, LLC

By:	APX CAP HOLDINGS I, LLC, its sole member

By	/s/ Daniel Braatz
Name:	Daniel Braatz
Title:	Managing Member